EXHIBIT 3.4


                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             GENESIS CRUDE OIL, L.P.

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

1.1  Definitions
1.2  Construction

                                   ARTICLE II
                                  ORGANIZATION

2.1  Formation
2.2  Name
2.3  Registered Office; Registered Agent; Principal Office; Other Offices
2.4  Purpose and Business
2.5  Powers
2.6  Power of Attorney
2.7  Term
2.8  Title to Partnership Assets

                                   ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

3.1  Limitation of Liability
3.2  Management of Business
3.3  Outside Activities of Limited Partners
3.4  Rights of Limited Partners

                                   ARTICLE IV
                          CERTIFICATES; RECORD HOLDERS;
                       TRANSFER OF PARTNERSHIP INTERESTS;
                       REDEMPTION OF PARTNERSHIP INTERESTS

4.1  Certificates
4.2  Mutilated, Destroyed, Lost or Stolen Certificates
4.3  Record Holders
4.4  Transfer Generally
4.5  Registration and Transfer of Limited Partner Interests
4.6  Transfer of a General Partner's General Partner Interest
4.7  Transfer of APIs
4.8  Restrictions on Transfers

                                    ARTICLE V
                            CAPITAL CONTRIBUTIONS AND
                        ISSUANCE OF PARTNERSHIP INTERESTS

5.1  Organizational Contributions
5.2  Contributions by General Partners
5.3  Contributions by Initial Limited Partners
5.4  Interest and Withdrawal
5.5  Capital Accounts
5.6  Issuances of Additional Partnership Securities
5.7  Limitations on Issuance of Additional Partnership Securities
5.8  Conversion of Subordinated Units
5.9  Limited Preemptive Right
5.10 Splits and Combination
5.11 Fully Paid and Non-Assessable Nature of Limited Partner Interests

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

6.1  Allocations for Capital Account Purposes
6.2  Allocations for Tax Purposes
6.3 Requirement and Characterization of Distributions; Distributions to Record Holders
6.4  Distributions of Available Cash from Operating Surplus
6.5  Distributions of Available Cash from Capital Surplus
6.6  Adjustment of Minimum Quarterly Distribution and Target Distribution Levels
6.7  Special Provisions Relating to the Holders of APIs
6.8  Entity-Level Taxation
6.9 Special Distribution to the Initial Limited Partners and the Operating General Partner
6.10 Characterization of Distributions as Advances or Drawings

                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

7.1  Management
7.2  Certificate of Limited Partnership
7.3  Restrictions on the General Partners' Authority
7.4  Reimbursement of the General Partners
7.5  Outside Activities
7.6  Loans from the General Partners; Loans or Contributions from the
Partnership;
Contracts with Affiliates; Certain Restrictions on the Operating General Partner
7.7  Indemnification
7.8  Liability of Indemnitees
7.9  Resolution of Conflicts of Interest
7.10 Other Matters Concerning the General Partners
7.11 Reliance by Third Parties
7.12 Incentive Compensation Payments to the Operating General Partner
7.13 Conversion of Operating General Partner's Incentive Compensation Payment Rights

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1  Records and Accounting
8.2  Fiscal Year

                                   ARTICLE IX
                                   TAX MATTERS

9.1  Tax Returns and Information
9.2  Tax Elections
9.3  Tax Controversies
9.4  Withholding

                                    ARTICLE X
                              ADMISSION OF PARTNERS

10.1 Admission of General Partners
10.2 Admission of Successor or Transferee General Partner
10.3 Admission of Initial Limited Partners
10.4 Admission of Substituted Limited Partner
10.5 Admission of Additional Limited Partners
10.6 Amendment of Agreement and Certificate of Limited Partnership

                                      ARTICLE XI
                          WITHDRAWAL OR REMOVAL OF PARTNERS

11.1 Withdrawal of Operating General Partner
11.2 Removal of Operating General Partner
11.3 Interest of Departing Partner and Successor Operating General Partner
11.4 Withdrawal or Removal of Managing General Partner
11.5 Withdrawal of Limited Partners

                                     ARTICLE XII
                             DISSOLUTION AND LIQUIDATION

12.1 Dissolution
12.2 Continuation of the Business of the Partnership After Dissolution
12.3 Liquidator
12.4 Liquidation
12.5 Cancellation of Certificate of Limited Partnership
12.6 Return of Contributions
12.7 Waiver of Partition
12.8 Capital Account Restoration

                                     ARTICLE XIII
                         AMENDMENT OF PARTNERSHIP AGREEMENT;
                                MEETINGS; RECORD DATE

13.1 Amendment to be Adopted Solely by Operating General Partner
13.2 Amendment Procedures
13.3 Amendment Requirements
13.4 Special Meetings
13.5 Notice of a Meeting
13.6 Record Date
13.7 Adjournment
13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes
13.9 Quorum
13.10     Conduct of a Meeting
13.11     Action Without a Meeting
13.12     Voting and Other Rights

                                   ARTICLE XIV
                                     MERGER

14.1 Authority
14.2 Procedure for Merger or Consolidation
14.3 Approval by Partners of Merger or Consolidation
14.4 Certificate of Merger
14.5 Effect of Merger

                                      ARTICLE XV
                                  GENERAL PROVISIONS

15.1 Addresses and Notices
15.2 Further Action
15.3 Binding Effect
15.4 Integration
15.5 Creditors
15.6 Waiver
15.7 Counterparts
15.8 Applicable Law
15.9 Invalidity of Provisions
15.10     Consent of Partners

              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GENESIS CRUDE OIL, L.P.

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF Genesis Crude Oil, L.P., dated as of December 3, 1996, is entered into by and among Genesis Energy, L.L.C., a Delaware limited liability company, as the Operating General Partner, Genesis Energy, L.P., a Delaware limited partnership, as the Managing General Partner and the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     ''Acquisition'' means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

     ''Additional Limited Partner'' means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.5 and who is shown as such on the books and records of the Partnership.

     ''Adjusted Capital Account'' means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     ''Adjusted Operating Surplus'' means, with respect to any period, Operating Surplus generated during such period (a) less (i) any net increase in working capital borrowings during such period, (ii) any net reduction in cash reserves for Operating Expenditures during such period not relating to an Operating Expenditure made during such period and (iii) any Capital Contributions made during such period in exchange for APIs, and (b) plus (i) any net decrease in working capital borrowings during such period, (ii) any net increase in cash reserves for Operating Expenditures during such period required by any debt instrument for the repayment of principal, interest or premium and (iii) the amount of any Incentive Compensation Payments that reduced Operating Surplus for such period. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

     ''Adjusted Property'' means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination of the Partnership pursuant to Treasury Regulation Section 1.708-1(b)(1)(iv), such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii). Upon a termination of the Partnership following the publication of Proposed Treasury Regulation 1.708-1(b)(1)(iv) as a final regulation, an Adjusted Property deemed contributed to a new partnership in exchange for an interest in the new partnership, followed by the deemed liquidation of the Partnership shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

     ''Affiliate'' means, with respect to any Person, any other Person that (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question or (ii) owns, beneficially, directly or indirectly, 20% or more of the outstanding capital stock, shares or other equity interests of the Person in question. As used herein, the term ''control'' means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     ''Agreed Allocation'' means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term ''Agreed Allocation'' is used).

     ''Agreed Value'' of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Operating General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code (whether before or after finalization of Proposed Treasury Regulation Section 1.708-1(b)(1)(iv)) shall be determined in accordance with Section 5.5(c)(i). Subject to Section 5.5(c)(i), the Operating General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     ''Agreement'' means this Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P., as it may be amended, supplemented or restated from time to time.

     ''API'' means a non-voting, Limited Partner Interest issued (at a rate of $100 per API) pursuant to Section 5.6 and in accordance with the Distribution Support Agreement, which non-voting, Limited Partner Interest shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to APIs (and no other rights otherwise available to holders of a Limited Partner Interest).

     ''Assets'' has the meaning assigned to such term in the Conveyance
Agreement.

     ''Assignee'' means a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

     ''Audit Committee'' means a committee of the Board of Directors of the Operating General Partner composed entirely of two or more directors who are neither officers nor employees of the Operating General Partner or officers, directors or employees of any Affiliate of the Operating General Partner.

     ''Available Cash,'' means, with respect to any Quarter ending prior to the Liquidation Date,

     (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes and purchases of APIs made subsequent to the end of such Quarter, less

     (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Operating General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the business of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement (including the Master Credit Support Agreement), security agreement (including the Security Agreement), mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4, 6.5 or 6.9 or to make Incentive Compensation Payments to the Operating General Partner in respect of any one or more of the next four Quarters; provided, however, that the Operating General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Operating General Partner so determines, less

     (c) the amount necessary to make Incentive Compensation Payments to the Operating General Partner pursuant to Section 7.12 with respect to such Quarter, less

     (d) any Redemption Proceeds on hand that have not yet been used by the Partnership to redeem Common Units pursuant to the Redemption and Registration Rights Agreement.

     Notwithstanding the foregoing, ''Available Cash'' with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     ''Basis'' means Basis Petroleum, Inc., a Texas corporation.

     ''Book-Tax Disparity'' means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     ''Business Day'' means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

     ''Capital Account'' means the capital account maintained for a Partner pursuant to Section 5.5.

     ''Capital Contribution'' means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Conveyance Agreement.

     ''Capital Improvement'' means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing or the construction of new capital assets (including pipeline systems, storage facilities and related assets), made to increase the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

     ''Capital Surplus'' has the meaning assigned to such term in Section
6.3(a).

     ''Carrying Value'' means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Operating General Partner.

     ''Certificate'' means a certificate, substantially in the form of Exhibit A to this Agreement or in such other form as may be adopted by the Operating General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common LP Units or Subordinated LP Units or a certificate, in such form as may be adopted by the Operating General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

     ''Certificate of Limited Partnership'' means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

     ''Closing Date'' means the first date on which MLP Common Units are sold by Genesis MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

     ''Code'' means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     ''Commission'' means the United States Securities and Exchange Commission.

     ''Common GP Unit'' means a Partnership Security representing a fractional part of the Partnership Interests of all General Partners and having the rights and obligations specified with respect to a Common GP Unit in this Agreement. The term ''Common GP Unit'' does not refer to a Subordinated GP Unit prior to its conversion into a Common GP Unit pursuant to the terms of this Agreement.

     ''Common LP Unit'' means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees (other than of holders of the APIs) and having the rights and obligations specified with respect to a Common LP Unit in this Agreement. The term ''Common LP Unit'' does not refer to a Subordinated LP Unit prior to its conversion into a Common LP Unit pursuant to the terms of this Agreement.

     ''Common Unit'' means a Common GP Unit or a Common LP Unit.

     ''Common Unit Arrearage'' means as to any Quarter within the Subordination Period commencing prior to the Liquidation Date, the excess, if any, of (a) the Minimum Quarterly Distribution in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

     ''Contributed Property'' means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code, whether before or after finalization of Proposed Treasury Regulation Section 1.708-1(b)(1)(iv)). Once the Carrying Value of a Contributed Property is adjusted pursuant to
Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     ''Conversion Election'' has the meaning assigned to such term in Section 7.13.

     ''Conveyance Agreement'' means that certain Purchase & Sale and Contribution & Conveyance Agreement, dated as of November 26, 1996, among the Partnership, Genesis MLP, Genesis Energy, L.L.C., Basis, Howell and the Howell Subsidiaries, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

     ''Cumulative Common Unit Arrearage'' means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of
(a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and Section 6.5(ii) with respect to such Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

     ''Curative Allocation'' means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

     ''Delaware Act'' means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     ''Departing Partner'' means a former Operating General Partner from and after the effective date of any withdrawal or removal of such former Operating General Partner pursuant to Section 11.1 or 11.2.

     ''Distribution Support Agreement'' means the Distribution Support Agreement, dated as of the Closing Date, between the Partnership and Salomon, which sets forth the agreement of the Partnership and Salomon relating to the purchase of APIs.

     ''Economic Risk of Loss'' has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     ''Event of Withdrawal'' has the meaning assigned to such term in Section 11.1(a).

     ''Excess Basis Cash'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Excess Howell Cash'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Excess Howell Subordinated LP Units'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Final Subordinated Units'' has the meaning assigned to such term in
Section 6.1(d)(x).

     ''First Target Distribution'' means $0.550 per Unit per Quarter (or, with respect to the Quarter ending on March 31, 1997, it means the product of $0.550 multiplied by the sum of (x) 1.00 and (y) a fraction of which the numerator is the number of days in the period commencing on the Closing Date and ending on December 31, 1996, and of which the denominator is 92), subject to adjustment in accordance with Sections 6.6 and 6.8.

     ''GP Unit'' means a Common GP Unit or a Subordinated GP Unit.

     ''General Partner'' means each of the Managing General Partner and the Operating General Partner, and their successors and permitted assigns as general partners of the Partnership.

     ''General Partner Interest'' means the ownership interest of a General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by GP Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such General Partner is entitled as provided in this Agreement (other than the right of the Operating General Partner to receive Incentive Compensation Payments pursuant to Section 7.12), together with all obligations of such General Partner to comply with the terms and provisions of this Agreement.

     ''Genesis Energy, L.L.C.'' means Genesis Energy, L.L.C., a Delaware limited liability company, which is currently the Operating General Partner, and its successors.

     ''Genesis MLP'' means Genesis Energy, L.P., a Delaware limited partnership, and its successors.

     ''Genesis MLP Partnership Agreement'' means the Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., as it may be amended, supplemented or restated from time to time.

     ''Group Member'' means a member of the Partnership Group.

     ''Howell'' means Howell Corporation, a Delaware corporation.

     ''Howell Affiliate Cash'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Howell Purchase Cash'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Howell Subsidiaries'' means Howell Crude Oil Company, a Delaware corporation, Howell Pipeline Texas, Inc., a Delaware corporation, Howell Pipeline USA, Inc., a Delaware corporation, Howell Power Systems, Inc., a Delaware corporation, and Howell Transportation Services, Inc., a Delaware corporation.

     ''Incentive Compensation Payment'' means a payment made to the Operating General Partner pursuant to Section 7.12.

     ''Indemnitee'' means (a) a General Partner, any Departing Partner and any Person who is or was an Affiliate of a General Partner or any Departing Partner,
(b) any Person who is or was a director, officer, employee, agent or trustee of a Group Member, (c) any Person who is or was a member, officer, director, employee, agent, or trustee of a General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner, or any Affiliate of any such Person, and (d) any Person who is or was serving at the request of a General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

     ''Initial Common Unit'' means a Common Unit issued on the Closing Date.

     ''Initial Limited Partners'' means Basis and the Howell Subsidiaries upon being admitted to the Partnership in accordance with Section 10.3.

     ''Initial Unit Price'' means the initial public offering price per MLP Common Unit at which the Underwriters offered the MLP Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective, adjusted as appropriate to give effect to any distribution, subdivision or combination of MLP Common Units.

     ''Interim Capital Transactions'' means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member (other than sales of APIs); and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets, including receivables and accounts in the ordinary course of business, and (z) sales or other dispositions of assets as part of normal retirements or replacements.

     ''Limited Partner'' means, unless the context otherwise requires, (a) the Organizational Limited Partner, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner, (b) each holder of an API and
(c) solely for purposes of Articles V, VI, VII and IX and Section 12.4, each Assignee.

     ''Limited Partner Interest'' means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by LP Units, APIs or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

     ''Liquidation Date'' means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

     ''Liquidator'' means one or more Persons selected by the Operating General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

     ''LLC Overallotment Contribution'' has the meaning assigned to such term in the Conveyance Agreement.

     ''LP Unit'' means a Common LP Unit or a Subordinated LP Unit.

     ''Managing General Partner'' means Genesis MLP and its successors and permitted assigns as managing general partner of the Partnership.

     ''Majority Interest'' means, during the Subordination Period, at least a majority in Voting Power of the Outstanding Common Units, voting as a separate class, and at least a majority in Voting Power of the Outstanding Subordinated Units, voting as a separate class and, thereafter, at least a majority of the Outstanding Units, voting as a class, excluding in each case GP Units held by the Operating General Partner.

     ''Master Credit Support Agreement'' means the Master Credit Support Agreement, dated as of the Closing Date, among the Partnership, Salomon and Basis which sets forth the agreement of the Partnership and Salomon relating to the credit support to be provided by Salomon to the Partnership and the agreement of the Partnership and Basis regarding working capital to be provided by Basis to the Partnership.

     ''Merger Agreement'' has the meaning assigned to such term in Section 14.1.

     ''Minimum Quarterly Distribution'' means $0.50 per Unit per Quarter (or with respect to the Quarter ending on March 31, 1997, it means the product of $0.50 multiplied by the sum of (x) 1.00 and (y) a fraction of which the numerator is equal to the number of days in the period commencing on the Closing Date and ending on December 31, 1996, and of which the denominator is 92), subject to adjustment in accordance with Sections 6.6 and 6.8.

     ''MLP Common Unit'' has the meaning assigned to the term ''Common Unit'' in the Genesis MLP Partnership Agreement.

     ''MLP General Partner Interest'' has the meaning assigned to the term ''General Partner Interest'' in the Genesis MLP Partnership Agreement.

     ''MLP Parity Unit'' has the meaning assigned to the term ''Parity Unit'' in the Genesis MLP Partnership Agreement.

     ''MLP Partnership Security'' has the meaning assigned to the term ''Partnership Security'' in the Genesis MLP Partnership Agreement.

     ''MLP Unit'' has the meaning assigned to the term ''Unit'' in the Genesis MLP Partnership Agreement.

     ''Net Agreed Value'' means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     ''Net Income'' means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

     ''Net Loss'' means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under
 Section 6.1(d).

     ''Net MLP Proceeds'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Net Overallotment Proceeds'' has the meaning assigned to such term in the Conveyance Agreement.

     ''Net Termination Gain'' means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

     ''Net Termination Loss'' means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

     ''Ninety Percent Interest'' means at least 90% in Voting Power of the Outstanding Units, excluding GP Units held by the Operating General Partner.

     ''Non-Competition Agreement'' means the Non-Competition Agreement, dated as of the Closing Date, among the Partnership, Genesis MLP, Salomon, Basis and Howell.

     ''Nonrecourse Built-in Gain'' means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     ''Nonrecourse Deductions'' means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     ''Nonrecourse Liability'' has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     ''Operating Expenditures'' means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partners, Incentive Compensation Payments to the Operating General Partner, debt service payments, guarantee fees and capital expenditures, subject to the following:

     (a) Payments (including prepayments) of principal of and premium on indebtedness shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the Operating General Partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

     (b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions or (iii) distributions to Partners. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the Operating General Partner's good faith allocation between the amounts paid for each shall be conclusive.

     ''Operating General Partner'' means Genesis Energy, L.L.C., and its successors and permitted assigns as operating general partner of the Partnership.

     ''Operating Surplus'' means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

     (a) the sum of (i) $20 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from borrowings for working capital purposes and purchases of APIs, less

     (b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending with the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the Operating General Partner to provide funds for future Operating Expenditures, provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced for purposes of determining Operating Surplus, within such period if the Operating General Partner so determines.

Notwithstanding the foregoing, ''Operating Surplus'' with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     ''Opinion of Counsel'' means a written opinion of counsel (who may be regular counsel to the Partnership or a General Partner or any of their Affiliates) acceptable to the Operating General Partner in its reasonable discretion.

     ''Option Closing Date'' has the meaning assigned to such term in the Underwriting Agreement.

     ''Organizational Limited Partner'' means Genesis MLP in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

     ''Outstanding'' means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as Outstanding on the Partnership's books and records as of the date of determination.

     ''Over-allotment Option'' means the over-allotment option granted to the Underwriters by Genesis MLP pursuant to the Underwriting Agreement.

     ''Parity Units'' means Common Units and all other Partnership Securities having rights to distributions or in liquidation on a parity with the Common Units.

     ''Partner'' means each General Partner and each Limited Partner.

     ''Partner Nonrecourse Debt'' has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

     ''Partner Nonrecourse Debt Minimum Gain'' has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     ''Partner Nonrecourse Deductions'' means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

     ''Partnership'' means Genesis Crude Oil, L.P., a Delaware limited partnership, and any successors thereto.

     ''Partnership Group'' means the Partnership and any Subsidiary of the Partnership, treated as a single consolidated entity.

     ''Partnership Interest'' means an ownership interest in the Partnership which shall include General Partner Interests and Limited Partner Interests.

     ''Partnership Minimum Gain'' means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     ''Partnership Security'' means any class or series of equity interest in the Partnership and shall include, without limitation, Common Units, Subordinated Units and APIs.

     ''Per Unit Capital Amount'' means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Common Unit held by the Managing General Partner.

     ''Percentage Interest'' means as of the date of such determination (a) as to any Partner or an Assignee holding Units, the product obtained by multiplying
(i) 100% less the percentage applicable to paragraph (b) by (ii) the quotient obtained by dividing (A) the number of Units held by such Partner or Assignee by
(B) the total number of all Outstanding Units and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with
Section 5.6, the percentage established as a part of such issuance. The Percentage Interest with respect to an API shall at all times be zero.

     ''Person'' means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     ''Pro Rata'' means (a) when modifying Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their respective Percentage Interests and (c) when modifying holders of APIs, apportioned among all holders of APIs in accordance with the relative number of APIs held by each such holder.

     ''Quarter'' means, unless the context requires otherwise, a calendar quarter.

     ''Recapture Income'' means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     ''Record Date'' means the date established by the Operating General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Partners or (b) the identity of Record Holders entitled to receive any report or distribution or participate in any offer.

     ''Record Holder'' means, as of a particular Business Day, with respect to a holder of a Common Unit, a Subordinated Unit, an API or other Partnership Security, the Person in whose name such Common Unit, Subordinated Unit, API or other Partnership Security is registered on the books which the Operating General Partner has caused to be kept as of the opening of business on such Business Day.

     ''Redemption and Registration Rights Agreement'' means the Redemption and Registration Rights Agreement, dated as of the Closing Date, among Basis, Howell, the Howell Subsidiaries, the Partnership and Genesis MLP which sets forth the agreement regarding the redemption of Common LP Units by the Partnership.

     ''Redemption Proceeds'' means any cash contributed by Genesis MLP to the Partnership which is to be used by the Partnership to redeem Common LP Units pursuant to the Redemption and Registration Rights Agreement.

     ''Registration Statement'' means the Registration Statement on Form S-1 (Registration No. 333-11545) as it has been or as it may be amended or supplemented from time to time, filed by Genesis MLP with the Commission under the Securities Act to register the initial offering and sale of MLP Common Units to the public.

     ''Required Allocations'' means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or Section 6.1(c) and (b) any allocation of an item of income, gain, loss or deduction pursuant to
Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(vii) or 6.1(d)(ix).

     ''Residual Gain'' or ''Residual Loss'' means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

     ''Salomon'' means Salomon Inc, a Delaware corporation.

     ''Second Target Distribution'' means $0.635 per Unit per Quarter (or, with respect to the Quarter ending on March 31, 1997, it means the product of $0.635 multiplied by the sum of (x) 1.00 and (y) a fraction of which the numerator is equal to the number of days in the period commencing on the Closing Date and ending on December 31, 1996, and of which the denominator is 92), subject to adjustment in accordance with Sections 6.6 and 6.8.

     ''Securities Act'' means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     ''Security Agreement'' means the Security Agreement, dated as of the Closing Date, among the Partnership, Salomon and the Secured Parties (as defined in the Security Agreement) securing the obligations of the Partnership under the Master Credit Support Agreement and creating a security interest in the Collateral (as defined in the Security Agreement) in favor of the Collateral Agent (as defined in the Security Agreement).

     ''Special Approval'' means approval by a majority of the members of the Audit Committee.

     ''Subordinated GP Unit'' means a Partnership Security representing a fractional part of the Partnership Interests of all General Partners and having the rights and obligations specified with respect to a Subordinated GP Unit in this Agreement.

     ''Subordinated LP Unit'' means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees (other than of holders of the APIs) and having the rights and obligations specified with respect to a Subordinated LP Unit in this Agreement.

     ''Subordinated Unit'' means a Subordinated GP Unit or a Subordinated LP
Unit.

     ''Subordination Period'' means the period commencing on the Closing Date and ending on the first day of any Quarter beginning after December 31, 2001 in respect of which (i) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units and Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units and Subordinated Units during such periods, (ii) the Adjusted Operating Surplus generated during each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units during such periods and
(iii) there are no outstanding Cumulative Common Unit Arrearages.

     ''Subsidiary'' means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of such partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     ''Substituted Limited Partner'' means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.4 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     ''Surviving Business Entity'' has the meaning assigned to such term in
Section 14.2(b).

     ''Third Target Distribution'' means $0.825 per Unit per Quarter (or, with respect to the Quarter ending on March 31, 1997, it means the product of $0.825 multiplied by the sum of (x) 1.00 and (y) a fraction of which the numerator is equal to the number of days in the period commencing on the Closing Date and ending on December 31, 1996, and of which the denominator is 92), subject to adjustment in accordance with Sections 6.6 and 6.8.

     ''transfer'' has the meaning assigned to such term in Section 4.4(a).

     ''Transfer Application'' means an application and agreement for transfer of Partnership Securities in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

     ''Underwriter'' means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases MLP Common Units pursuant thereto.

     ''Underwriting Agreement'' means the Underwriting Agreement dated November 26, 1996, among the Underwriters, the Partnership, Genesis MLP, the Operating General Partner and certain other parties, providing for the purchase of MLP Common Units by such Underwriters.

     ''Unit'' means a Common Unit or Subordinated Unit or any other Partnership Security that is designated as a ''Unit.''

     ''Unitholder'' means a holder of a Unit.

     ''Unpaid MQD'' has the meaning assigned to such term in Section
6.1(c)(i)(B).

     ''Unrealized Gain'' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over
(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

     ''Unrealized Loss'' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

     ''Unrecovered Capital'' means at any time, with respect to (a) a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the Operating General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units, and (b) an API, the excess of (i) the cash amount contributed to the Partnership in exchange for such API over (ii) any amounts previously distributed toward the redemption of such API pursuant to
Section 6.4 or 12.4.

     ''U.S. GAAP'' means United States Generally Accepted Accounting Principles consistently applied.

     ''Voting Power'' means the right, if any, of the holder of a Partnership Security to vote on Partnership matters. Each Common Unit and Subordinated Unit shall entitle the holder thereof to one vote. Each additional Partnership Security shall entitle the holder thereof to such vote, if any, as shall be established at the time of issuance of such Partnership Security.


1.2 Construction

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) ''include'' or ''includes'' means includes, without limitation, and ''including'' means including, without limitation.


                                   ARTICLE II
                                  ORGANIZATION

2.1 Formation

     The Operating General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership of Genesis Crude Oil, L.P. in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.


2.2 Name

     The name of the Partnership shall be ''Genesis Crude Oil, L.P.'' The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Operating General Partner in its sole discretion, including the name of a General Partner. The words ''Limited Partnership,'' ''L.P.,'' ''Ltd.'' or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Operating General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.


2.3 Registered Office; Registered Agent; Principal Office; Other Offices

     Unless and until changed by the Operating General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The principal office of the Partnership shall be located at 500 Dallas, Suite 3100, Houston, Texas 77002 or such other place as the Operating General Partner may from time to time designate by notice to the other Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Operating General Partner deems necessary or appropriate. The address of the Managing General Partner and the Operating General Partner shall be 500 Dallas, Suite 3100, Houston, Texas 77002 or such other place as the Managing General Partner or the Operating General Partner, as the case may be, may from time to time designate by notice to the Limited Partners.


2.4 Purpose and Business

     The purpose and nature of the business to be conducted by the Partnership shall be to (a) acquire, manage and operate the Assets and any similar assets or properties, and to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any type of business or activity engaged in by Basis or Howell immediately prior to the Closing Date associated with the Assets and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity,
(b) engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Operating General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The General Partners have no obligation or duty to the Partnership, the Partners, or the Assignees to propose or approve, and in their discretion may decline to propose or approve, the conduct by the Partnership of any business.


2.5 Powers

     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.


2.6 Power of Attorney

     (a) Each Limited Partner and each Assignee hereby constitutes and appoints the Operating General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

     (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the Operating General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Operating General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Operating General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

     (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Operating General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Operating General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the Operating General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

     Nothing contained in this Section 2.6(a) shall be construed as authorizing the Operating General Partner to amend this Agreement except in accordance with
Article XIII or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the Operating General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Operating General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the Operating General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Operating General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.


2.7 Term

     The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue until the close of Partnership business on December 31, 2086 or until the earlier dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.


2.8 Title to Partnership Assets

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, a General Partner, one or more of a General Partner's Affiliates or one or more nominees, as the Operating General Partner may determine. The General Partners hereby declare and warrant that any Partnership assets for which record title is held in the name of such General Partner or one or more of its Affiliates or one or more nominees shall be held by such General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that such General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Operating General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of such General Partner or as soon thereafter as practicable, such General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Operating General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.


                                   ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

3.1 Limitation of Liability

     The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.


3.2 Management of Business

     No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of a General Partner or any officer, director, employee, member, general partner, agent or trustee of a General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.


3.3 Outside Activities of Limited Partners

     Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.


3.4 Rights of Limited Partners

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

     (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

     (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

     (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

     (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

     (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

     (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) The General Partners may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partners deem reasonable,
(i) any information that the General Partners reasonably believe to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partners in good faith believe (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this
Section 3.4).


                                   ARTICLE IV
                    CERTIFICATES; RECORD HOLDERS; TRANSFER OF
           PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

4.1 Certificates

     Upon the request of any Person owning Units, APIs or other Partnership Securities, the Partnership shall issue to such Person one or more Certificates evidencing such Units, APIs or other Partnership Securities, as applicable. Certificates shall be executed on behalf of the Partnership by the Operating General Partner. Partners holding Certificates evidencing Subordinated GP Units may exchange such Certificates for Certificates evidencing Common GP Units and Partners holding Certificates evidencing Subordinated LP Units may exchange such Certificates for Certificates evidencing Common LP Units, in each case on or after the date on which such Subordinated Units are converted into Common Units pursuant to Section 5.8.


4.2 Mutilated, Destroyed, Lost or Stolen Certificates

     (a) If any mutilated Certificate is surrendered to the Operating General Partner, the Operating General Partner on behalf of the Partnership shall execute and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

     (b) The Operating General Partner on behalf of the Partnership shall execute and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

     (i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

     (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

     (iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership and the Partners against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

     (iv) satisfies any other reasonable requirements imposed by the Partnership.

     If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Partnership Securities represented by the Certificate is registered before the Partnership or the General Partners receive such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership or the General Partners for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses reasonably connected therewith.


4.3 Record Holders

     The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Securities, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.


4.4 Transfer Generally

     (a) The term ''transfer,'' when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its General Partner Interest to another Person or by which a holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any interest holder of a General Partner of any or all of the issued and outstanding interests of such General Partner.


4.5 Registration and Transfer of Limited Partner Interests

     (a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interest evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the Operating General Partner on behalf of the Partnership shall execute, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

     (b) The Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     (c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

     (d) Until admitted as a Substituted Limited Partner pursuant to Section 10.4, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

     (e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.


4.6 Transfer of a General Partner's General Partner Interest

     (a) If the Operating General Partner transfers its MLP General Partner Interest to any Person in accordance with the provisions of the Genesis MLP Partnership Agreement, the Operating General Partner shall contemporaneously therewith transfer all, but not less than all, of its General Partner Interest to such Person, and the Partners hereby expressly consent to such transfer, and following any such transfer such Person may become a successor Operating General Partner pursuant to Section 10.4(a). Except as set forth in the immediately preceding sentence, the Operating General Partner may not transfer all or any part of its General Partner Interest.

     (b) The Managing General Partner may transfer all, but not less than all, of its Partnership Interest in connection with the merger, consolidation or other combination of the Managing General Partner with or into any other Person or the transfer by the Managing General Partner of all or substantially all of its assets to another Person, and following any such transfer such Person may become a successor Managing General Partner pursuant to Section 10.4(b). Except as set forth in the immediately preceding sentence, or in connection with any pledge of (or any related foreclosure on) the Managing General Partner's Partnership Interest solely for the purpose of securing, directly or indirectly, indebtedness of Genesis MLP, a Group Member or the Managing General Partner, the Managing General Partner may not transfer all or any part of its Partnership Interest.


4.7 Transfer of APIs

     A holder of APIs may transfer any or all of the APIs held by such holder. The Operating General Partner shall have the authority (but shall not be required) to adopt such reasonable restrictions on the transfer of APIs and requirements for registering the transfer of APIs as the Operating General Partner, in its sole discretion, shall determine are necessary or appropriate.


4.8 Restrictions on Transfers

     (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

     (b) The Operating General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Operating General Partner may determine to be necessary or appropriate to impose such restrictions.


                                    ARTICLE V
                            CAPITAL CONTRIBUTIONS AND
                        ISSUANCE OF PARTNERSHIP INTERESTS

5.1 Organizational Contributions

     In connection with the formation of the Partnership under the Delaware Act, the Operating General Partner made an initial Capital Contribution to the Partnership in the amount of $10.00, for an interest in the Partnership and has been admitted as the Operating General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $990.00 for an interest in the Partnership and has been admitted as a Limited Partner of the Partnership. As of the Closing Date, the interest of the Organizational Limited Partner shall be redeemed as provided in the Conveyance Agreement; the initial Capital Contributions of each Partner shall thereupon be refunded; and the Organizational Limited Partner shall cease to be a Limited Partner of the Partnership. Ninety-nine percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the Operating General Partner.


5.2 Contributions by General Partners

     (a) Contributions by the Managing General Partner.

     (i) On the Closing Date, the Managing General Partner shall, as set forth in the Conveyance Agreement, contribute cash to the Partnership in an amount equal to the Net MLP Proceeds in exchange for 7,653,061 Common GP Units.

     (ii) As further set forth in the Conveyance Agreement, if the Underwriters exercise the Over-Allotment Option, in whole or in part, the Managing General Partner shall contribute cash to the Partnership in an amount equal to the sum of (A) the Net Overallotment Proceeds plus (B) the LLC Overallotment Contribution in exchange for an additional number of Common GP Units equal to the number of MLP Units issued pursuant to Sections 5.2(b) and 5.3(b) of the Genesis MLP Partnership Agreement. The Partnership shall use the cash contributed by the Managing General Partner pursuant to this Section 5.2(a)(ii) to redeem from all of the holders of Subordinated Units, in accordance with their relative Percentage Interests, a number of Subordinated Units equal to the number of additional Common GP Units issued pursuant to this Section 5.2(a)(ii).

     (b) Contributions by the Operating General Partner. In the event that any Capital Contribution is made to the Partnership subsequent to the Closing Date (other than Capital Contributions made pursuant to Section 5.2(a)): (i) if such Capital Contribution will be used by the Partnership solely to redeem Partnership Securities pursuant to the terms of the Redemption and Registration Rights Agreement, the Operating General Partner shall not be required to make an additional Capital Contribution to the Partnership in conjunction therewith, or
(ii) if such Capital Contribution will be used, in whole or in part, by the Partnership for any purpose other than the redemption of Partnership Securities pursuant to the terms of the Redemption and Registration Rights Agreement, the Operating General Partner shall make an additional Capital Contribution to the Partnership in the amount necessary to maintain an overall two percent interest in all Partnership distributions, taking into account for this purpose the Operating General Partner's General Partner Interest and any indirect interest in Partnership distributions held by the Operating General Partner as a consequence of its MLP General Partner Interest.

     (c) Except as set forth in Sections 5.2(a) and (b) and Article XII, the General Partners shall not be obligated to make any Capital Contribution to the Partnership.


5.3 Contributions by Initial Limited Partners

     (a) On the Closing Date, as set forth in the Conveyance Agreement, (i) the Howell Subsidiaries (other than Howell Crude Oil Company), shall, in the event the Howell Purchase Cash is less than the Howell Affiliate Cash, contribute to the Partnership an undivided interest in the assets described in Sections 2.4(a)(ii)-(v) of the Conveyance Agreement in exchange for the number of Subordinated LP Units specified in Section 2.4(b)(ii) of the Conveyance Agreement, (ii) Howell Crude Oil Company shall contribute to the Partnership the assets described in Section 2.5(a)(ii) of the Conveyance Agreement in exchange for (x) the Excess Howell Cash, (y) the Excess Howell Subordinated LP Units, and
(z) 30,792 Subordinated GP Units, and (iii) Basis shall contribute to the Partnership the assets described in Section 2.5(a)(i) of the Conveyance Agreement in exchange for (x) the Excess Basis Cash, (y) 1,771,200 Subordinated LP Units, and (z) 36,147 Subordinated GP Units.

     (b) No Limited Partner Interests will be issuable as of or at the Closing Date other than the Subordinated LP Units issued pursuant to Section 5.3(a).


5.4 Interest and Withdrawal

     No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of
Section 17-502(b) of the Delaware Act.


5.5 Capital Accounts

     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the Operating General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to
Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

     (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

     (ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

     (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

     (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Operating General Partner may adopt.

     (v) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to
Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties and liabilities shall be deemed (i) to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Section 12.4 (after adjusting the balance of the Capital Accounts of the Partners as provided in Section 5.5(d)(ii)) and recontributed by such Partners in reconstitution of the Partnership or (ii) in the event of a termination of the Partnership that occurs after the finalization of Proposed Treasury Regulation Section 1.704-1(b)(1)(iv), to have been contributed to a new partnership which will be deemed to be a continuation of, and successor to, the Partnership and the Partnership will be deemed to make liquidating distributions of the interests in this new partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Section 12.4 (after adjusting the balance of the Capital Accounts of the Partners as provided in Section 5.5(d)(ii)). Any such deemed distribution and contribution, in the case of a characterization under clause (i) of the preceding sentence, or any such deemed contribution and distribution, in the case of a characterization under clause
(ii) of the preceding sentence, shall be treated as an actual contribution and distribution for purposes of this Section 5.5. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution and contribution, or deemed contribution and distribution, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv) and this Section 5.5 and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the new Partnership. In either case, the Capital Accounts of the new Partnership that results under the applicable characterization shall be maintained in accordance with the principles of this
Section 5.5.

     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the conversion of the Operating General Partner's Combined Interest to MLP Common Units pursuant to Section 11.3(b) of the Genesis MLP Partnership Agreement, or the conversion of the Operating General Partner's right to Incentive Compensation Payments pursuant to Section 7.13, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance or conversion shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the Operating General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Operating General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Operating General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4 or in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, whether before or after the finalization of Proposed Treasury Regulation Section 1.704-1(b)(l)(iv), be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.


5.6 Issuances of Additional Partnership Securities

     (a) Subject to Sections 5.7 and 7.3(d), the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the Operating General Partner in its sole discretion, all without the approval of any Limited Partners.

     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the Operating General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem such Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Partnership Security will be issued, evidenced by Certificates and assigned or transferred; and (vii) the right, if any, of such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

     (c) The Operating General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities pursuant to this Section 5.6, (ii) the admission of Additional Limited Partners and (iii) all additional issuances of Partnership Securities. The Operating General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of Partnership Securities being so issued. The Operating General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.


5.7 Limitations on Issuance of Additional Partnership Securities

     The issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:

     (a) During the Subordination Period, the Partnership shall not issue an aggregate of more than 3,750,000 additional Parity Units without the prior approval of the holders of a Majority Interest; provided, however, that the number of additional Parity Units that may be issued without the prior approval of the holders of a Majority Interest shall be reduced by the number of MLP Parity Units issued by Genesis MLP that count against the limitation on issuance of MLP Parity Units in Section 5.7(a) of the Genesis MLP Partnership Agreement. In applying this limitation, there shall be excluded Common GP Units issued (i) to Genesis MLP, (ii) in accordance with Section 5.7(b), (iii) pursuant to the employee benefit plans of a General Partner, the Partnership or any other Group Member and (iv) in the event of a combination or subdivision of Common Units.

     (b) The Partnership may also issue an unlimited number of Parity Units, prior to the end of the Subordination Period and without the prior approval of the Partners if such issuance occurs (i) in connection with an Acquisition or a Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, an Acquisition or a Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired by the Partnership as of the date that is one year prior to the first day of the Quarter in which such Acquisition is to be consummated or such Capital Improvement is to be completed, would have resulted, on a pro forma basis, in an increase in:

     (A) the amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding OLP Units) with respect to each of the four most recently completed Quarters (on a pro forma basis as described below) as compared to

     (B) the actual amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding OLP Units) (excluding Adjusted Operating Surplus attributable to the Acquisition or Capital Improvement) with respect to each of such four most recently completed Quarters.

     If the issuance of Partnership Securities with respect to an Acquisition or Capital Improvement occurs within the first four full Quarters after the Closing Date, then Adjusted Operating Surplus as used in clauses (A) (subject to the succeeding sentence) and (B) above shall be calculated (i) for each Quarter, if any, that commenced after the Closing Date for which actual results of operations are available, based on the actual Adjusted Operating Surplus of Genesis OLP generated with respect to such Quarter, and (ii) for each other Quarter, on a pro forma basis not inconsistent with the procedure, as applicable, set forth in Appendix E to the Registration Statement. Furthermore, the amount in clause (A) shall be determined on a pro forma basis assuming that
(1) all of the Parity Units or Partnership Securities to be issued in connection with or within 365 days of such Acquisition or Capital Improvement had been issued and outstanding, (2) all indebtedness for borrowed money to be incurred or assumed in connection with such Acquisition or Capital Improvement (other than any such indebtedness that is to be repaid with the proceeds of such issuance) had been incurred or assumed, in each case as of the commencement of such four-Quarter period, (3) the personnel expenses that would have been incurred by the Partnership in the operation of the acquired assets are the personnel expenses for employees to be retained by the Partnership in the operation of the acquired assets, and (4) the non-personnel costs and expenses are computed on the same basis as those incurred by the Partnership in the operation of the Partnership's business at similarly situated Partnership facilities.

     (c) During the Subordination Period, the Partnership shall not issue additional Partnership Securities having rights to distributions or in liquidation ranking prior or senior to the Common Units, without the prior approval of the holders of a Majority Interest.


5.8 Conversion of Subordinated Units

     (a) A total of 16,735 of the Outstanding Subordinated GP Units will convert into Common GP Units on a one-for-one basis and a total of 820,000 of the Outstanding Subordinated LP Units will convert into Common LP Units on a one-for-one basis on the first day after the Record Date for distributions in respect of any Quarter ending on or after December 31, 1999, in respect of which:

     (i) distributions under Section 6.4 in respect of all Outstanding Common Units and Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equals or exceeds the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units during such periods; and

     (ii) the Adjusted Operating Surplus generated during each of the two consecutive, non-overlapping four-Quarter periods immediately preceding such date equals or exceeds the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units, plus the related distribution on the General Partner Interest in the Partnership, during such periods; and

     (iii) the Cumulative Common Unit Arrearage on all of the Common Units is zero;

provided, however, that notwithstanding anything else herein contained the total number of Outstanding Subordinated GP Units that may be converted pursuant to this Section 5.8(a) shall be reduced by a number equal to one quarter of the Subordinated GP Units, if any, redeemed by the Partnership pursuant to Section 5.2(a)(ii); and provided, further, that notwithstanding anything else herein contained the total number of Outstanding Subordinated LP Units that may be converted pursuant to this Section 5.8(a) shall be reduced by a number equal to one quarter of the Subordinated LP Units, if any, redeemed by the Partnership pursuant to Section 5.2(a)(ii).

     (b) An additional 16,735 of the Outstanding Subordinated GP Units will convert into Common GP Units on a one-for-one basis and an additional 820,000 of the Outstanding Subordinated LP Units will convert into Common LP Units on a one-for-one basis on the first day after the Record Date for distributions in respect of any Quarter ending on or after December 31, 2000, in respect of which:

     (i) distributions under Section 6.4 in respect of all Outstanding Common Units and Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equals or exceeds the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units during such periods; and

     (ii) the Adjusted Operating Surplus generated during each of the two consecutive, non-overlapping four-Quarter periods immediately preceding such date equals or exceeds the sum of the Minimum Quarterly Distribution on all of the Outstanding Common Units and Subordinated Units, during such periods; and

     (iii) the Cumulative Common Unit Arrearage on all of the Common Units is zero;

provided, however, that the conversion of Subordinated Units pursuant to this
Section 5.8(b) may not occur until at least one year following the conversion of Subordinated Units pursuant to Section 5.8(a); and provided, further, that notwithstanding anything else herein contained the total number of Outstanding Subordinated GP Units that may be converted pursuant to this Section 5.8(b) shall be reduced by a number equal to one quarter of the Subordinated Units, if any, redeemed by the Partnership pursuant to Section 5.2(a)(ii); and provided further that notwithstanding anything else herein contained the total number of Outstanding Subordinated LP Units that may be converted pursuant to this Section 5.8(b) shall be reduced by a number equal to one quarter of the Subordinated Units, if any, redeemed by the Partnership pursuant to Section 5.2(a)(ii).

     (c) (i) In the event that Outstanding Subordinated GP Units shall convert into Common Units pursuant to Section 5.8(a) or 5.8(b) at a time when there shall be more than one holder of Subordinated GP Units, then, unless all of the holders of Subordinated GP Units shall agree to a different allocation, the Subordinated GP Units that are to be converted into Common GP Units shall be allocated among all of the holders of Subordinated GP Units in accordance with their relative Percentage Interests.

     (ii) In the event that Outstanding Subordinated LP Units shall convert into Common Units pursuant to Section 5.8(a) or 5.8(b) at a time when there shall be more than one holder of Subordinated LP Units, then, unless all of the holders of Subordinated LP Units shall agree to a different allocation, the Subordinated LP Units that are to be converted into Common LP Units shall be allocated among all of the holders of Subordinated LP Units in accordance with their relative Percentage Interests.

     (d) Any Subordinated Units that are not converted into Common Units pursuant to Sections 5.8(a) and 5.8(b) shall convert into Common Units on a one-for-one basis on the first day following the Record Date for distributions in respect of the final Quarter of the Subordination Period.


5.9 Limited Preemptive Right

     Except as provided in this Section 5.9 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The Operating General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the Operating General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the Operating General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.


5.10 Splits and Combination

     (a) The Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of Subordinated Units that may convert prior to the end of the Subordination Period and the number of additional Parity Units that may be issued pursuant to Section 5.7 without a Unitholder vote) are proportionately adjusted retroactive to the beginning of the Partnership.

     (b) The Partnership may make distributions of Partnership Securities and effect subdivisions and combinations of Partnership Securities to reflect any such distribution, subdivision or combination of MLP Partnership Securities.

     (c) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the Operating General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Operating General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Operating General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (d) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the Operating General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.


5.11 Fully Paid and Non-Assessable Nature of Limited Partner Interests

     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.


                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

6.1 Allocations for Capital Account Purposes

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

     (a) Net Income. After giving effect to the special allocations set forth in
Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

     (i) First, 100% to the Operating General Partner until the aggregate Net Income allocated to the Operating General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Operating General Partner pursuant to Section 6.1(b)(iv) for all previous taxable years;

     (ii) Second, 100% to the holders of APIs, in the proportion that the Capital Account maintained for each holder with respect to such APIs bears to the aggregate Capital Accounts attributable to all APIs then Outstanding, until the aggregate Net Income allocated to such holders pursuant to this Section 6.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such holders pursuant to Section 6.1(b)(iii) for all previous taxable years;

     (iii) Third, 100% to the Partners in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the Partners pursuant to this Section 6.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and

     (iv) Fourth, the balance, if any, 100% to the Partners in accordance with their respective Percentage Interests.

     (b) Net Losses. After giving effect to the special allocations set forth in
Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

     (i) First, 100% to the Partners, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this
Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to the Partners pursuant to Section 6.1(a)(iv) for all previous taxable years; provided that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Partner other than the Operating General Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

     (ii) Second, 100% to the Partners in accordance with their respective Percentage Interests; provided that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Partner other than the Operating General Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

     (iii) Third, 100% to holders of APIs, in the proportion that the Capital Account maintained for each holder with respect to such APIs bears to the aggregate Capital Accounts attributable to all APIs then Outstanding; provided that Net Losses shall not be allocated pursuant to this Section 6.1(b)(iii) to the extent that such allocation would cause any holder of APIs to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

     (iv) Fourth, the balance, if any, 100% to the Operating General Partner.

     (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
6.1 and after all distributions of Available Cash provided under Sections 6.4 and 6.5 have been made; provided, however, that solely for purposes of this
Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

     (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

     (A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit bears to the total deficit balances in the Capital Accounts of all Partners, until each Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

     (B) Second, 100% to all Partners holding Common Units, in accordance with their relative Percentage Interests, until the Capital Account in respect of each Common Unit held by the Managing General Partner is equal to the sum of (1) its Unrecovered Capital, plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs (the ''Unpaid MQD''), plus (3) any then existing Cumulative Common Unit Arrearages;

     (C) Third, 100% to the holders of APIs, in the proportion that the Capital Account maintained for each holder with respect to such APIs bears to the aggregate Capital Accounts attributable to all APIs then Outstanding, until the Capital Account in respect of each API then Outstanding is equal to its Unrecovered Capital;
     (D) Fourth, 100% to all Partners holding Subordinated Units, in accordance with their relative Percentage Interests, until the Capital Account in respect of each Subordinated LP Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital, plus (2) the Unpaid MQD; and

     (E) Fifth, the balance, if any, 100% to the Partners in accordance with their respective Percentage Interests.

     (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated to the Partners in the following manner:

     (A) First, 100% to the Partners holding Subordinated Units in accordance with their relative Percentage Interests until the Capital Account in respect of each Subordinated LP Unit then Outstanding has been reduced to zero;

     (B) Second, 100% to the holders of APIs, in the proportion that the Capital Account maintained for each holder with respect to such APIs bears to the aggregate Capital Accounts attributable to all APIs then Outstanding, to the extent of the positive balances in the Capital Accounts maintained with respect to such APIs;

     (C) Third, 100% to the Partners holding Common Units in accordance with their relative Percentage Interests until the Capital Account in respect of each Common Unit held by the Managing General Partner has been reduced to zero; and

     (D) Fourth, the balance, if any, 100% to the Operating General Partner.

     (d) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

     (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii)). This
Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

     (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than
Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (iii) Priority Allocations. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Partner with respect to its Common Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the Partners holding Subordinated Units with respect to their Units (on a per Unit basis), then each Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Partner exceeds the distribution (on a per Unit basis) to the Partners receiving the smallest distribution and (bb) the number of Units owned by the Partner receiving the greater distribution.

     (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or 6.1(d)(ii).

     (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this
Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

     (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Operating General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Operating General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

     (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

     (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

     (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

     (x) Economic Uniformity. At the election of the Operating General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period (''Final Subordinated Units'') in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain which increases the Capital Account maintained with respect to such Final Subordinated Units to an amount equal to the product of (A) the number of Final Subordinated Units held by such Partner and (B) the Per Unit Capital Amount. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units immediately prior to the conversion of such Final Subordinated Units into Common Units.

     (xi) Curative Allocation. (A) Notwithstanding any other provision of this
Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the Operating General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this
Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Operating General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

     (B) The Operating General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.


6.2 Allocations for Tax Purposes

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of ''book'' income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

     (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of ''book'' gain or loss is allocated pursuant to
Section 6.1.

     (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of
Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of ''book'' gain or loss is allocated pursuant to Section 6.1.

     (iii) The Operating General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

     (c) For the proper administration of the Partnership and for the preservation of uniformity of Partnership Securities (or any class or classes thereof), the Operating General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Securities (or any class or classes thereof). The Operating General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Partnership Securities issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The Operating General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n), Treasury Regulation Section 1.167(c)-l(a)(6) or the legislative history of Section 197 of the Code. If the Operating General Partner determines that such reporting position cannot reasonably be taken, the Operating General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Partnership Securities in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Operating General Partner chooses not to utilize such aggregate method, the Operating General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Partnership Securities that would not have a material adverse effect on the Limited Partners, the Managing General Partner or the Record Holders of any class or classes of Partnership Securities.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) if the Over-allotment Option is not exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Over-allotment Option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The Operating General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Securities held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the Operating General Partner in its sole discretion.


6.3 Requirement and Characterization of Distributions; Distributions to Record Holders

     (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 1997, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the Operating General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be ''Capital Surplus.'' All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

     (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

     (c) The Operating General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.


6.4 Distributions of Available Cash from Operating Surplus

     (a) During Subordination Period. Available Cash with respect to any Quarter within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.6(b) (in respect of additional Partnership Securities issued pursuant thereto) or permitted by Section 6.9:

     (i) First, 100% to the Partners holding Common Units, in proportion to their relative Percentage Interests, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

     (ii) Second, 100% to the Partners holding Common Units, in proportion to their relative Percentage Interests, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

     (iii) Third, 100% to the Partners holding Subordinated Units, in proportion to their relative Percentage Interests, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

     (iv) Fourth, 100% to Salomon and its Affiliates, Pro Rata, to redeem Outstanding APIs held by them at a price of $100 per API, until Salomon and its Affiliates hold 54% of the total number of Outstanding APIs;

     (v) Fifth, 100% to the holders of APIs, Pro Rata, to redeem Outstanding APIs at a price of $100 per API, until all Outstanding APIs have been redeemed; and

     (vi) Thereafter, 100% to all Partners in accordance with their respective Percentage Interests;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Sections 6.4(a)(ii), (iv), (v) and (vi).

     (b) After Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by
Section 5.6(b) (in respect of additional Partnership Securities issued pursuant thereto) or permitted by Section 6.9:

     (i) First, 100% to all Partners, in accordance with their relative Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

     (ii) Second, 100% to Salomon and its Affiliates, Pro Rata, to redeem Outstanding APIs held by them at a price of $100 per API, until Salomon and its Affiliates hold 54% of the total number of Outstanding APIs;

     (iii) Third, 100% to the holders of APIs, Pro Rata, to redeem Outstanding APIs at a price of $100 per API, until all Outstanding APIs have been redeemed; and

     (iv) Thereafter, 100% to all Partners, in accordance with their respective Percentage Interests;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Sections 6.4(b)(ii), (iii) and (iv).


6.5 Distributions of Available Cash from Capital Surplus

     Available Cash with respect to any Quarter that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, unless the provisions of
Section 6.3 require otherwise:

     (i) First, 100% to all Partners, in accordance with their respective Percentage Interests, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price;

     (ii) Second, 100% to all Partners holding Common Units, in proportion to their relative Percentage Interests, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter; and

     (iii) Thereafter, all Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3 shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.


6.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels

     (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, Third Target Distribution, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.10. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.

     (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 6.8.


6.7 Special Provisions Relating to the Holders of APIs

     Notwithstanding anything to the contrary set forth in this Agreement, the holders of APIs (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (ii) have a Capital Account as a Partner pursuant to Section 5.5 and all other provisions related thereto and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units,
(ii) be entitled to any distributions other than to such holders as provided by
Section 6.4 and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI.


6.8 Entity-Level Taxation

     If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted to equal the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership had been subject to such state and local taxes during such preceding taxable year.


6.9 Special Distribution to the Initial Limited Partners and the Operating General Partner

     At any time following the first anniversary of the Closing Date, the Operating General Partner may, but shall not be required, to cause the Partnership to distribute up to $5 million to the Initial Limited Partners and the Operating General Partner in the ratio of their respective Percentage Interests; provided, however, that no distribution shall be made by the Partnership pursuant to this Section 6.9 prior to the second anniversary of the Closing Date unless the Operating General Partner reasonably believes that the Partnership will distribute the Minimum Quarterly Distribution on all Common Units in each of the next four Quarters.


6.10 Characterization of Distributions as Advances or Drawings

     Any distribution made to a Partner pursuant to Section 6.4, Section 6.5 or
Section 12.4 of this Agreement shall be treated as an advance or drawing against such Partner's share of Partnership income under Treasury Regulation Section 1.731-1(a)(1)(ii). Any other distribution made to a Partner pursuant to the terms of this Agreement shall not be treated as an advance or drawing against such Partner's share of Partnership income under Treasury Regulation Section 1.731-1(a)(1)(ii).


                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

7.1 Management

     (a) The General Partners shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partners, and no Limited Partner shall have any management power over the business and affairs of the Partnership. Subject to the provisions of Section 7.3(d), the day-to-day activities of the Partnership shall be conducted, directed and managed on the Partnership's behalf by the Operating General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partners under any other provision of this Agreement, the General Partners, subject to Section 7.3, shall have full power and authority to do all things and on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

     (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, including entering into the Master Credit Support Agreement, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

     (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

     (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

     (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, the lending of funds to other Persons, the repayment of obligations of the Partnership and the making of capital contributions to any member of the Partnership Group;

     (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against a General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

     (vi) the distribution of Partnership cash;

     (vii) the selection and dismissal of employees (including employees having titles such as ''president,'' ''vice president,'' ''secretary'' and ''treasurer'') and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

     (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

     (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships;

     (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

     (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and

     (xii) the purchase, sale or other acquisition or disposition of Partnership Securities, or, unless restricted or prohibited by Section 5.7, the issuance of additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities.

     (b) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the other agreements and documents filed as exhibits to the Registration Statement and the other agreements described in the Registration Statement; (ii) agrees that the General Partners (on their own or through any officer of the Partnership) are authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partners, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the General Partners of any duty that the General Partners may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.


7.2 Certificate of Limited Partnership

     The Operating General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Operating General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Operating General Partner in its sole discretion to be reasonable and necessary or appropriate, the Operating General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the Operating General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.


7.3 Restrictions on the General Partners' Authority

     (a) The General Partners may not, without written approval of the specific act by holders of all of the Outstanding Partnership Securities or by other written instrument executed and delivered by all of the Outstanding Partnership Securities subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (ii) admitting a Person as a Partner; (iii) amending this Agreement in any manner; or
(iv) transferring its General Partner Interest.

     (b) Except as provided in Articles XII and XIV, the General Partners may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group in a single transaction or a series of related transactions, without the approval of holders of a Majority Interest; provided, however, that this provision shall not preclude or limit the General Partners' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

     (c) At all times while serving as the general partner of the Partnership, the Operating General Partner shall not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such action would cause its net worth, independent of its interest in the Partnership Group, to be less than $7.5 million or such lower amount, which based on an Opinion of Counsel that states, (i) based on a change in the position of the Internal Revenue Service with respect to partnership status pursuant to Code Section 7701, such lower amount would not cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and (ii) would not result in the loss of the limited liability of any Limited Partner.

     (d) Notwithstanding anything else herein contained, the Operating General Partner shall not hire or terminate Partnership officers or cause the Partnership to take any of the following actions, in each case without the prior approval of the Managing General Partner:

     (i) sell, exchange or otherwise dispose of Partnership assets outside the ordinary course of business if the consideration (including Partnership liabilities assumed) received from such sale, exchange or other disposition exceeds $100,000;

     (ii) purchase or otherwise acquire assets outside the ordinary course of business if the acquisition price (including liabilities assumed by the Partnership) exceeds $100,000;

     (iii) undertake a capital project that is budgeted to exceed $100,000;

     (iv) reorganize, merge, consolidate or dissolve;

     (v) issue any additional Partnership Securities;

     (vi) incur any debt or the guarantee of or contingent liability for any debt outside the ordinary course of business if the debt proceeds exceed $100,000;

     (vii) file any Federal or state income tax returns for the Partnership;

     (viii) make any distributions to the Partners;

     (ix) adopt any employee benefit plans, employee programs or practices;

     (x) lend money; or

     (xi) any other action that is either (A) outside the ordinary course of the business of the Partnership or (B) similar in scope or magnitude to the foregoing items listed in this Section 7.3(d).


7.4 Reimbursement of the General Partners

     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or the Genesis MLP Partnership Agreement, the General Partners shall not be compensated for their services as general partner of Genesis MLP or any Group Member.

     (b) The General Partners shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partners may determine in their sole discretion, for (i) all direct and indirect expenses they incur or payments they make on behalf of Genesis MLP and the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partners, to perform services for Genesis MLP and the Partnership Group or for the General Partners in the discharge of their duties to Genesis MLP or the Partnership Group), and (ii) all other necessary or appropriate expenses allocable to Genesis MLP and the Partnership Group or otherwise reasonably incurred by the General Partners in connection with operating the business of Genesis MLP and the Partnership Group (including expenses allocated to the General Partners by their Affiliates). The General Partners shall determine the expenses that are allocable to Genesis MLP and the Partnership in any reasonable manner determined by the General Partners in their sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partners as a result of indemnification pursuant to Section 7.7.

     (c) Expenses incurred by a General Partner in connection with any employee benefit plans, employee programs and employee practices (including the net cost to such General Partner or such Affiliate of MLP Units or other MLP Partnership Securities purchased by such General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of a General Partner under any employee benefit plans, employee programs or employee practices adopted by such General Partner as permitted by this Section 7.4(c) shall constitute obligations of such General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of such General Partner's General Partner Interest pursuant to Section 4.6.


7.5 Outside Activities

     (a) After the Closing Date, the Operating General Partner, for so long as it is a general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership, Genesis MLP and any other partnership of which the Partnership or Genesis MLP is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership or any such other partnership) and (ii) shall not, directly or indirectly, engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities of Genesis MLP or any Group Member.

     (b) Salomon, Basis and Howell have entered into the Non-Competition Agreement with the Partnership and Genesis MLP which agreement sets forth certain restrictions on their ability to engage in the business of (i) crude oil gathering at the wellhead in the states of Alabama, Florida, Kansas, Louisiana, Mississippi, New Mexico, Oklahoma or Texas, or any states contiguous to such states, and (ii) transporting for third parties crude oil by pipeline along the routes of the Partnership's crude oil pipelines owned as of the Closing Date.

     (c) Except as specifically restricted by Section 7.5(a) and the Non-Competition Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Genesis MLP Partnership Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

     (d) Subject to the terms of Sections 7.5(a), 7.5(b) and 7.5(c) and the Non-Competition Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the Operating General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the Operating General Partner's fiduciary duty or any other obligation of any type whatsoever of the Operating General Partner for the Indemnitees (other than the Operating General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership, and the Operating General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

     (e) The Operating General Partner and any of its Affiliates may acquire Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Partnership Securities.

     (e) The term ''Affiliates'' when used in this Section 7.5 with respect to the Operating General Partner shall not include Genesis MLP, any Group Member or any Subsidiary of a Group Member.


7.6 Loans from the General Partners; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the Operating General Partner

     (a) Subject to Section 7.3(d), the General Partners and any of their Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partners or any of their Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the Operating General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term ''Group Member'' shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the Operating General Partner or any of its Affiliates (other than Genesis MLP or another Group Member).

     (b) Subject to Section 7.3(d), the Partnership may lend or contribute to Genesis MLP or any Group Member, and Genesis MLP and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the Operating General Partner; provided, however, that the Partnership may not charge Genesis MLP or the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partners' financial abilities or guarantees) by unrelated lenders on comparable loans. Subject to Section 7.3(d), the foregoing authority shall be exercised by the Operating General Partner in its sole discretion and shall not create any right or benefit in favor of Genesis MLP or any Group Member or any other Person.

     (c) The General Partners may themselves, or may enter into an agreement with any of their Affiliates to, render services to a Group Member or to the General Partners in the discharge of their duties as general partners of the Partnership. Any services rendered to a Group Member by a General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of
Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

     (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) Neither the Operating General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.1, 5.2 and 5.3, the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit Committee deems relevant under the circumstances.

     (f) The Operating General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the Operating General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the Operating General Partner or its Affiliates to enter into such contracts.

     (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.


7.7 Indemnification

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Partnership Securities, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse a General Partner or its Affiliates for the cost of) insurance, on behalf of a General Partner, its Affiliates and such other Persons as the Operating General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute ''fines'' within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


7.8 Liability of Indemnitees

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to their obligations and duties as a general partner of the Partnership set forth in Section 7.1(a), the General Partners may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through their agents, and a General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by a General Partner in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partners and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

     (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


7.9 Resolution of Conflicts of Interest

     (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between a General Partner or any of its Affiliates, on the one hand, and the Partnership or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Operating General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the Operating General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Audit Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The Operating General Partner may also adopt a resolution or course of action that has not received Special Approval. The Operating General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is ''fair and reasonable'' to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Operating General Partner (including the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Operating General Partner (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Operating General Partner, the resolution, action or terms so made, taken or provided by the Operating General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that a General Partner or any of its Affiliates is permitted or required to make a decision (i) in its ''sole discretion'' or ''discretion,'' that it deems ''necessary or appropriate'' or ''necessary or advisable'' or under a grant of similar authority or latitude, except as otherwise provided herein, a General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, Genesis MLP, the Partnership, any other General Partner or any Limited Partner, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to ''sole discretion'' or ''discretion'') unless another express standard is provided for, or (iii) in ''good faith'' or under another express standard, a General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by a General Partner or such Affiliate consistent with the standards of ''reasonable discretion'' set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of a General Partner to the Partnership or the Limited Partners. The General Partners shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by a General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership, any other General Partner, any Limited Partner or any Assignee by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable the Operating General Partner to receive Incentive Compensation Payments or (B) hasten the expiration of the Subordination Period or the conversion of any Subordinated Units into Common Units.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be ''fair and reasonable'' to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     (d) The Unitholders hereby authorize the Operating General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by a General Partner pursuant to this Section 7.9.


7.10 Other Matters Concerning the General Partners

     (a) The General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partners shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

     (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partners to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by such General Partner to be in, or not inconsistent with, the best interests of the Partnership.


7.11 Reliance by Third Parties

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that any General Partner and any officer of a General Partner authorized by such General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with a General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of a General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with a General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of a General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by a General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


7.12 Incentive Compensation Payments to the Operating General Partner

     (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 1997 and ending with the Quarter immediately preceding the Quarter in which a Conversion Election is made, the Partnership shall make the following payments to the Operating General Partner as compensation for management and other services provided to the Partnership (such payments will be characterized for federal income tax purposes as guaranteed payments within the meaning of Section 707(c) of the Code):

     (i) An amount equal to 13/85ths of all amounts distributed to the Partners with respect to such Quarter pursuant to Section 6.4(a)(vi) or Section 6.4(b)(iv) on a per Unit basis that are in excess of the First Target Distribution up to and including the Second Target Distribution;

     (ii) An amount equal to 23/75ths of all amounts distributed to the Partners with respect to such Quarter pursuant to Section 6.4(a)(vi) or Section 6.4(b)(iv) on a per Unit basis that are in excess of the Second Target Distribution up to and including the Third Target Distribution; and

     (iii) An amount equal to 48/50ths of all amounts distributed to the Partners with respect to such Quarter pursuant to Section 6.4(a)(vi) or Section 6.4(b)(iv) on a per Unit basis that are in excess of the Third Target Distribution.

     (b) The Operating General Partner shall not be entitled to transfer the right to receive Incentive Compensation Payments to any Person; provided, however, that upon the admission of a successor Operating General Partner pursuant to Section 10.4(a), such successor Operating General Partner shall, unless a Conversion Election has been previously made, be entitled to receive Incentive Compensation Payments and shall have the right to elect to convert its right to receive Incentive Compensation Payments into a right to participate with all other Partners in distributions made in excess of the First Target Distribution as provided in Section 7.13.


7.13 Conversion of Operating General Partner's Incentive Compensation Payment Rights

     At any time following the second anniversary of the Closing Date, the Operating General Partner may elect to convert (a ''Conversion Election'') its right to receive Incentive Compensation Payments pursuant to Section 7.12 into a right to participate with all other Partners in distributions made in excess of the First Target Distribution in a ratio which would result in the Operating General Partner receiving additional cash distributions with respect to the Quarter in which the Conversion Election is made and for any subsequent Quarter in an amount equal to the amount of Incentive Compensation Payments which would have otherwise been made to the Operating General Partner pursuant to Section
7.12 for such Quarters. If the Operating General Partner makes a Conversion Election, the Partnership Agreement shall be amended to reflect the following:

     (a) the Operating General Partner's right to Incentive Compensation Payments has been extinguished;

     (b) the Operating General Partner's right to participate in distributions in excess of the First Target Distribution in a ratio which would result in the Operating General Partner receiving additional cash distributions with respect to the Quarter in which the Conversion Election is made and for any subsequent Quarter pursuant to such provisions in an amount equal to the amount of Incentive Compensation Payments which would have otherwise been made to the Operating General Partner pursuant to Section 7.12 for such Quarters;

     (c) the special allocation of additional Net Income to the Operating General Partner in a manner which matches the Operating General Partner's increased share of subsequent distributions, but only to the extent that the Partnership has sufficient net income to achieve such matching in that year or later years;

     (d) the Operating General Partner's right to participate in an increased share of any gains realized (or deemed realized) by the Partnership following the Conversion Election in connection with (i) an issuance of additional Partnership Interests, (ii) distributions of Partnership property, or (iii) the liquidation of the Partnership; and

     (e) any special allocations or other matters associated with and reasonably necessary to the implementation of the foregoing to the extent such special allocations or other matters do not adversely impact the interests of the other Partners.


                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 Records and Accounting

     The Operating General Partner shall keep or cause to be kept at the principal office of the Partnership, appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Unitholders any information required to be provided pursuant to
Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.


8.2 Fiscal Year

     The fiscal year of the Partnership shall be the calendar year.


                                   ARTICLE IX
                                   TAX MATTERS

9.1 Tax Returns and Information

     The Operating General Partner shall arrange for the preparation and timely filing of all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.


9.2 Tax Elections

     (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Operating General Partner's determination that such revocation is in the best interests of the Unitholders.

     (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

     (c) Except as otherwise provided herein, the Operating General Partner shall determine whether the Partnership should make any other elections permitted by the Code.


9.3 Tax Controversies

     Subject to the provisions hereof, the Operating General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Operating General Partner and to do or refrain from doing any or all things reasonably required by the Operating General Partner to conduct such proceedings.


9.4 Withholding

     Notwithstanding any other provision of this Agreement, the Operating General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section
6.3 in the amount of such withholding from such Partner.


                                    ARTICLE X
                              ADMISSION OF PARTNERS

10.1 Admission of General Partners

     (a) In connection with the formation of the Partnership under the Delaware Act, the Operating General Partner made an initial Capital Contribution to the Partnership in the amount of $10.00 for an interest in the Partnership and has been admitted as the Operating General Partner of the Partnership.

     (b) Upon the issuance of Common GP Units pursuant to Section 5.2(a), Genesis MLP will be admitted to the Partnership as the Managing General Partner.


10.2 Admission of Successor or Transferee General Partner

     (a) A successor Operating General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the Operating General Partner's General Partner Interest pursuant to Section 4.6(a) who is proposed to be admitted as a successor Operating General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as a successor Operating General Partner, effective immediately prior to the withdrawal or removal of the Operating General Partner pursuant to
Section 11.1 or 11.2 or the transfer of the Operating General Partner's General Partner Interest pursuant to Section 4.6(a); provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6(a) has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

     (b) A successor Managing General Partner approved pursuant to Section 11.4 or the transferee of or successor to all of the Managing General Partner's General Partner Interest pursuant to Section 4.6(b) who is proposed to be admitted as a successor Managing General Partner shall be admitted to the Partnership as a successor Managing General Partner, effective immediately prior to the withdrawal or removal of the Managing General Partner pursuant to Section
11.4 or the transfer of the Managing General Partner's General Partner Interest pursuant to Section 4.6(b); provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6(b) has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.


10.3 Admission of Initial Limited Partners

     Upon the issuance of Subordinated LP Units pursuant to Section 5.3(a), Basis and the Howell Subsidiaries will be admitted to the Partnership as Initial Limited Partners.


10.4 Admission of Substituted Limited Partner

     By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interest so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the Operating General Partner consents thereto, which consent may be given or withheld in the Operating General Partner's discretion and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the Operating General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.


10.5 Admission of Additional Limited Partners

     (a) A Person (other than a General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement in exchange for Limited Partner Interests (other than by virtue of the purchase of APIs) shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Operating General Partner (i) evidence of acceptance in form satisfactory to the Operating General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Operating General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 10.5, no Person shall be admitted as an Additional Limited Partner without the consent of the Operating General Partner, which consent may be given or withheld in the Operating General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Operating General Partner to such admission.


10.6 Amendment of Agreement and Certificate of Limited Partnership

     To effect the admission to the Partnership of any Partner, the Operating General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Operating General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Operating General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.


                                   ARTICLE XI
                        WITHDRAWAL OR REMOVAL OF PARTNERS

11.1 Withdrawal of Operating General Partner

     (a) The Operating General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an ''Event of Withdrawal'');

     (i) the Operating General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the Operating General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the Operating General Partner voluntarily withdraws as a general partner of Genesis MLP);

     (ii) the Operating General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

     (iii) the Operating General Partner is removed pursuant to Section 11.2;

     (iv) the Operating General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Operating General Partner in a proceeding of the type described in clauses (A)-
(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the Operating General Partner or of all or any substantial part of its properties;

     (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Operating General Partner; or

     (vi) (A) in the event the Operating General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the Operating General Partner, or 90 days expire after the date of notice to the Operating General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the Operating General Partner is a partnership, the dissolution and commencement of winding up of the Operating General Partner; (C) in the event the Operating General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the Operating General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the Operating General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B),
(C) or (E) occurs, the withdrawing Operating General Partner shall give notice to the Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Operating General Partner from the Partnership.

     (b) Withdrawal of the Operating General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) if the Operating General Partner has voluntarily withdrawn as a general partner of Genesis MLP and such withdrawal was not in breach of the Genesis MLP Partnership Agreement or (ii) at any time that the Operating General Partner ceases to be the Operating General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the Operating General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the Operating General Partner as general partner of the other Group Members. If the Operating General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Person elected as successor general partner of Genesis MLP shall, upon admission as a successor general partner of Genesis MLP, automatically become the successor Operating General Partner and a successor general partner of the other Group Members of which the Operating General Partner is a general partner. If, prior to the effective date of the Operating General Partner's withdrawal, a successor Operating General is not selected as provided herein, the Partnership shall be dissolved in accordance with Section
12.1. Any successor Operating General Partner selected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.


11.2 Removal of Operating General Partner

     The Operating General Partner may not be removed as a general partner of the Partnership unless the Operating General Partner is removed as a general partner of Genesis MLP pursuant to Section 11.2 of the Genesis MLP Partnership Agreement. If the Operating General Partner is removed as a general partner of Genesis MLP pursuant to Section 11.2 of the Genesis MLP Partnership Agreement, the Operating General Partner shall be removed as a general partner of the Partnership. Such removal shall be effective concurrently with the effectiveness of the removal of the Operating General Partner as a general partner of Genesis MLP pursuant to the terms of the Genesis MLP Partnership Agreement. If a Person is elected as a successor general partner of Genesis MLP in connection with the removal of the Operating General Partner as a general partner of Genesis MLP, such Person shall, upon admission as a successor general partner of Genesis MLP, automatically become the successor Operating General Partner of the Partnership and a successor general partner of the other Group Members of which the Operating General Partner is a general partner.


11.3 Interest of Departing Partner and Successor Operating General Partner

     (a) The General Partner Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall (unless it is otherwise required to be converted into MLP Common Units pursuant to
Section 11.3(b) of the Genesis MLP Partnership Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the Genesis MLP Partnership Agreement. Such purchase (or conversion into MLP Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the Operating General Partner. Any successor Operating General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

     (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.


11.4 Withdrawal or Removal of Managing General Partner

     (a) Without the prior written consent of the Operating General Partner, which may be granted or withheld in its sole discretion, the Managing General Partner shall not have the right to withdraw from the Partnership.

     (b) The Partners shall not have the right to remove the Managing General Partner.


11.5 Withdrawal of Limited Partners

     No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's LP Units or APIs becomes a Record Holder of the LP Units or APIs so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the LP Units or APIs so transferred.


                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

12.1 Dissolution

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Operating General Partner, if a successor Operating General Partner is selected as provided in Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor Operating General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

     (a) the expiration of its term as provided in Section 2.7;

     (b) an Event of Withdrawal of the Operating General Partner as provided in
Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is selected as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

     (c) an election to dissolve the Partnership by the Operating General Partner that is approved by the holders of a Majority Interest;

     (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

     (e) the sale of all or substantially all of the assets and properties of the Partnership Group.


12.2 Continuation of the Business of the Partnership After Dissolution

     Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the Operating General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or
(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Majority Interest may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor Operating General Partner a Person approved by the holders of a Majority Interest. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

     (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this
Article XII;

     (ii) if the successor Operating General Partner is not the former Operating General Partner, then the interest of the former Operating General Partner shall be treated in the manner provided in Section 11.3; and

     (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the Operating General Partner pursuant to Section 2.6; provided, that the right of the holders of a Majority Interest to approve a successor Operating General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor the reconstituted limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.


12.3 Liquidator

     Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the Operating General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Operating General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of a Majority Interest. The Liquidator (if other than the Operating General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by the holders of at least a majority of the Outstanding Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of at least a majority of the Outstanding Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Operating General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.


12.4. Liquidation

     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

     (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale of all or some of the Partnership's assets would be impractical or would cause undue loss to the partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

     (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reasonable reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

     (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).


12.5 Cancellation of Certificate of Limited Partnership

     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.


12.6 Return of Contributions

     The General Partners shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.


12.7 Waiver of Partition

     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.


12.8 Capital Account Restoration

     Neither the Managing General Partner nor any Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The Operating General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.


                                  ARTICLE XIII
                       AMENDMENT OF PARTNERSHIP AGREEMENT;
                              MEETINGS; RECORD DATE

13.1 Amendment to be Adopted Solely by Operating General Partner

     Each Partner agrees that the Operating General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

     (b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

     (c) a change that, in the sole discretion of the Operating General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

     (d) a change that, in the discretion of the Operating General Partner, (i) does not adversely affect the Partners in any material respect, (ii) is necessary or advisable (A) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (B) to facilitate the trading of the Partnership Securities (including the division of any class or classes of Outstanding Partnership Securities into different classes to facilitate uniformity of tax consequences within such classes of Partnership Securities), compliance with any of which the Operating General Partner determines in its discretion to be in the best interests of the Partnership and the Partners, (C) in connection with action taken by the Operating General Partner pursuant to
Section 5.10, or (D) to effect the conversion of the Operating General Partner's Incentive Compensation Payments as provided in Section 7.13, or (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

     (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the Operating General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the Operating General Partner shall so determine, a change in the definition of ''Quarter'' and the dates on which distributions are to be made by the Partnership;

     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partners or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or ''plan asset'' regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (g) subject to the terms of Section 5.7, an amendment that, in the discretion of the Operating General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

     (h) any amendment expressly permitted in this Agreement to be made by the Operating General Partner acting alone;

     (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

     (j) an amendment that, in the discretion of the Operating General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

     (k) a merger or conveyance pursuant to Section 14.3(d); or

     (l) any other amendments substantially similar to the foregoing.


13.2 Amendment Procedures

     Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of both of the General Partners which consent may be given or withheld in their sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Majority Interest, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Partnership Securities shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Operating General Partner shall seek the written approval of the requisite percentage of Outstanding Partnership Securities or call a meeting of the Partners to consider and vote on such proposed amendment. The Operating General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.


13.3 Amendment Requirements

     (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Partnership Securities required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Partnership Securities whose aggregate Outstanding Partnership Securities constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partners or any of their Affiliates without its consent, which may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or (c), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(c), give any Person the right to dissolve the Partnership.

     (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the Operating General Partner's authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 7.3 or 13.1 and except as otherwise provided by
Section 14.3(b), no amendments shall become effective without the approval of the holders of a Ninety Percent Interest unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

     (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of a Ninety Percent Interest.


13.4 Special Meetings

     All acts of Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Partners may be called by a General Partner or by Partners owning 20% or more of the Outstanding Partnership Securities of the class or classes for which a meeting is proposed and which are entitled to vote thereat. Partners shall call a special meeting by delivering to the Operating General Partner one or more requests in writing stating that the signing Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Operating General Partner shall send a notice of the meeting to the Partners. A meeting shall be held at a time and place determined by the Operating General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.


13.5 Notice of a Meeting

     Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.


13.6 Record Date

     For purposes of determining the Partners entitled to notice of or to vote at a meeting of Partners or to give approvals without a meeting as provided in
Section 13.11, the Operating General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting or
(b) in the event that approvals are sought without a meeting, the date by which Partners are requested in writing by the Operating General Partner to give such approvals.


13.7 Adjournment

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.


13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes

     The transactions of any meeting of Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.


13.9 Quorum

     The holders of a majority of the Outstanding Partnership Securities of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Partners of such class or classes unless any such action by the Partners requires approval by holders of a greater percentage of such Partnership Securities, in which case the quorum shall be such greater percentage. At any meeting of the Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Partners holding Outstanding Partnership Securities that in the aggregate represent a majority of the Outstanding Partnership Securities entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Partners holding Outstanding Partnership Securities that in the aggregate represent at least such greater or different percentage shall be required. The Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Partnership Securities specified in this Agreement. In the absence of a quorum any meeting of Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Partnership Securities represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.


13.10 Conduct of a Meeting

     The Operating General Partner shall have full power and authority concerning the manner of conducting any meeting of the Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Operating General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Operating General Partner. The Operating General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.


13.11 Action Without a Meeting

     If authorized by the Operating General Partner, any action that may be taken at a meeting of the Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum percentage of the Outstanding Partnership Securities that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Partners who have not approved in writing. The Operating General Partner may specify that any written ballot submitted to Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Operating General Partner. If a ballot returned to the Partnership does not vote all of the Partnership Securities held by a Person the Partnership shall be deemed to have failed to receive a ballot for the Partnership Securities that were not voted. If approval of the taking of any action by the Partners is solicited by any Person other than by or on behalf of the Operating General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the Operating General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Operating General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and
(ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.


13.12 Voting and Other Rights

     (a) Only those Record Holders of Partnership Securities on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Partners or to act with respect to matters as to which the holders of the Outstanding Partnership Securities have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Partnership Securities shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Partnership Securities.

     (b) With respect to Partnership Securities that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Partnership Securities are registered, such other Person shall, in exercising the voting rights in respect of such Partnership Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such Partnership Securities in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of
Section 4.3.


                                   ARTICLE XIV
                                     MERGER

14.1 Authority

     The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (''Merger Agreement'') in accordance with this Article XIV.


14.2 Procedure for Merger or Consolidation

     Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partners. If the General Partners shall determine, in the exercise of their discretion, to consent to the merger or consolidation, the General Partners shall approve the Merger Agreement, which shall set forth:

     (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

     (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the ''Surviving Business Entity'');

     (c) The terms and conditions of the proposed merger or consolidation;

     (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

     (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

     (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

     (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partners.


14.3 Approval by Partners of Merger or Consolidation

     (a) Except as provided in Section 14.3(d), the General Partners, upon their approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Majority Interest unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Partnership Securities or of any class of Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

     (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the Operating General Partner is permitted, in its discretion, without Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the Operating General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partners with the same rights and obligations as are herein contained.


14.4 Certificate of Merger

     Upon the required approval by the Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.


14.5 Effect of Merger

     (a) At the effective time of the certificate of merger:

     (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

     (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

     (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

     (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.


                                   ARTICLE XV
                               GENERAL PROVISIONS

15.1 Addresses and Notices

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Security at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Security by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Operating General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the Operating General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partners may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.


15.2 Further Action

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.


15.3 Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.


15.4 Integration

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


15.5 Creditors

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.


15.6 Waiver

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.


15.7 Counterparts

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, upon accepting the certificate evidencing such Limited Partner Interest or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.


15.8 Applicable Law

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.


15.9 Invalidity of Provisions

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


15.10 Consent of Partners

     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OPERATING GENERAL PARTNER

GENESIS ENERGY, L.L.C.


By:  /s/  John P. vonBerg
---------------------------------------------------
Name:  John P. vonBerg
Title: President and Chief Executive Officer

MANAGING GENERAL PARTNER

GENESIS ENERGY, L.P.

By: GENESIS ENERGY, L.L.C.,
As General Partner


By:  /s/  John P. vonBerg
---------------------------------------------------
Name: John P. vonBerg
Title: President and Chief Executive Officer

ORGANIZATIONAL LIMITED PARTNER

GENESIS ENERGY, L.P.

By: GENESIS ENERGY, L.L.C.,
As General Partner


By:  /s/ John P. vonBerg
---------------------------------------------------
Name:  John P. vonBerg
Title: President and Chief Executive Officer


LIMITED PARTNERS

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Operating General Partner.

By: Genesis Energy, L.L.C.
General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6.


By:  /s/  John P. vonBerg
     ---------------------------------------------------